UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2009

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On September 1, 2009, the Board of Directors fixed the number of Directors comprising the Board at eight, and filled the vacancy created by such action by electing Fay Donohue to serve as a Class II Director. Ms. Donohue is President and CEO of Dental Service of Massachusetts, Inc. (“DSM”). DSM, which does business as Delta Dental of Massachusetts, and its various subsidiaries and affiliates is one of the nation’s largest providers and administrators of dental benefits. Prior to her current position with DSM, Ms. Donohue was Executive Vice President of Delta Dental of Massachusetts. She is also a member of the board of directors of Delta Dental Plans Association and a trustee of the Massachusetts Eye and Ear Infirmary and previously served on the board of the National Association of Dental Plans. The Board has not appointed Ms. Donohue to serve as a member of any of the Board’s standing committees as of the date of this Current Report on Form 8-K.

Ms. Donohue will participate in the standard non-management director compensation arrangements described in the Company’s 2009 proxy statement. Effective on the date she became a director, Ms. Donohue was granted an option to acquire 10,000 shares of common stock with an exercise price of $12.92 per share, which will vest ratably over three years from the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

September 2, 2009	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer
(principal financial officer)